UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2025

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-13759 (Commission File Number)	68-0329422 (I.R.S. Employer Identification No.)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices and Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RWT	New York Stock Exchange
10% Series A Fixed-Rate Reset Cumulative Redeemable Preferred Stock, par value $0.01 per share	RWT PRA	New York Stock Exchange
9.125% Senior Notes Due 2029	RWTN	New York Stock Exchange
9.00% Senior Notes Due 2029	RWTO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Unless otherwise indicated or unless the context requires otherwise, all references in this report to “we,” “us,” “our,” or the “Company” refer to Redwood Trust, Inc.

Item 2.02. Results of Operations and Financial Condition.

Redwood Trust, Inc. is disclosing certain preliminary results of operations for the quarter ended December 31, 2024.

Preliminary Estimate of Book Value Per Common Share at December 31, 2024

Although our financial results for the fourth quarter of 2024 are not yet finalized, on a preliminary basis we estimate, after giving effect to the payment of our fourth quarter common stock dividend of $0.18 per share (which was a 5.9% increase relative to the third quarter 2024), book value per common share to be in the range of $8.40 to $8.50 at December 31, 2024, down approximately 2.75% to 4.00% compared to $8.74 at September 30, 2024. During the fourth quarter of 2024, the positive impact of increased volume in our operating businesses was more than offset by the net negative impact of higher benchmark interest rates which negatively impacted valuations in our securities portfolio and additional credit-related valuation declines on our bridge loans. We estimate that at December 31, 2024 our recourse leverage ratio was in the range of 2.4x to 2.5x and our unrestricted cash balance was $248 million. In response to the Los Angeles wildfires, we continue to assess the impact to our business and we are currently monitoring the affected areas. While the fires are ongoing and the full extent of their total impact is yet to be determined, based on our assessments to date, we have not identified circumstances that we believe would have a material adverse impact on our business.

Estimated book value per common share at December 31, 2024 is based on 132,519,579 common shares issued and outstanding as of such date. Shares of common stock outstanding do not include a total of approximately 79 million shares of common stock (i) issuable in respect of vested and unvested deferred stock units, and restricted stock units; (ii) issuable in respect of unvested performance stock units (assuming maximum vesting under the performance-based vesting formula), (iii) reserved for issuance under our equity and incentive compensation plans, (iv) reserved for issuance under our at-the-market offering program, (v) reserved for issuance under our direct stock purchase and dividend reinvestment plans, (vi) issuable upon conversion or exchange of our outstanding convertible or exchangeable notes or preferred stock, (vii) issuable in respect of our employee stock purchase plan, or (viii) issuable in respect of our deferred compensation plan in each case as of December 31, 2024.

Recourse leverage ratio is defined as our recourse debt divided by tangible stockholders’ equity. As of December 31, 2024, recourse debt excludes an estimated $14.0 billion of consolidated securitization debt (ABS issued and servicer advance financing) and other debt that is non-recourse to us, and tangible stockholders’ equity excludes an estimated $42 million of goodwill and intangible assets. On a preliminary basis, we estimate our recourse debt was $2.8 billion and that our stockholders’ equity was $1.1 billion at December 31, 2024.

Our financial statement closing and review procedures for the quarter and year ended December 31, 2024 are not yet complete and, as a result, the financial results information set forth above reflects our preliminary estimate with respect to such information, based on information currently available to management, and may vary from our actual financial results as of and for the quarter and year ended December 31, 2024. Further, these preliminary estimates are not a comprehensive statement or estimate of our financial results or financial condition as of and for the quarter and year ended December 31, 2024. These preliminary estimates should not be viewed as a substitute for full interim and annual financial statements prepared in accordance with GAAP and they are not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not place undue reliance on these preliminary estimates.

These preliminary estimates, which are the responsibility of our management, were prepared by our management and are based upon a number of assumptions. Additional items that may require adjustments to these preliminary estimates may be identified and could result in material changes to these preliminary estimates. Preliminary estimates of results are inherently uncertain and we undertake no obligation to update this information. See “Cautionary Statement Regarding Forward-Looking Statements” below and “Risk Factors” beginning on page 6 of our Annual Report on Form 10-K for the year ended December 31, 2023 for a discussion of factors that could impact our actual results of operations. Grant Thornton LLP, our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information. Accordingly, Grant Thornton LLP does not express an opinion or provide any form of assurance with respect thereto.

The information contained in Item 2.02 is furnished to and not filed with the Securities and Exchange Commission, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “would,” “should”, “estimates”, “could”, “intends”, “plans” or other similar expressions are forward-looking statements, including the Company’s preliminary financial results for the quarter ended December 31, 2024. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and are subject to numerous risks, including, among other things, those set forth under the caption “Risk Factors” in the Company’s most recent filings with the Securities and Exchange Commission, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this Current Report on Form 8-K.

Further information on these and other factors that could affect the Company’s financial results and the forward-looking statements in this Current Report on Form 8-K is included in the Company’s filings with the Securities and Exchange Commission, including, among others, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 15, 2025	REDWOOD TRUST, INC.

	By:	/s/ Brooke E. Carillo
Name: Brooke E. Carillo
Title: Chief Financial Officer